Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is made as of December 5, 2023, by and between Rush Enterprises, Inc., a Texas corporation (“Buyer”), and W.M. “Rusty” Rush (“Seller”), a shareholder of Buyer.

WITNESSETH:

WHEREAS, Seller owns shares of Class B common stock, par value $0.01 per share, of Buyer (“Class B Stock”);

WHEREAS, pursuant to Buyer’s $150,000,000 share repurchase program approved by the Board (as defined below) on December 5, 2023 (as amended from time to time, the “Share Repurchase Program”), Buyer is authorized to repurchase shares of Class B Stock in accordance with the terms of the Share Repurchase Program;

WHEREAS, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller under the Share Repurchase Program, One Million Five Hundred Thousand (1,500,000) shares of Class B Stock (collectively, the “Shares”) in accordance with the terms and subject to the provisions of this Agreement (the “Repurchase Transaction”);

WHEREAS, Seller is Chairman, President and Chief Executive Officer of Buyer and a member of Buyer’s board of directors (the “Board”);

WHEREAS, the Board has previously established a special committee of certain of the independent and disinterested directors of the Board (the “Special Committee”) for the purpose of evaluating the Repurchase Transaction and related matters, and such Special Committee has recommended to the Board (excluding Seller) to approve the Repurchase Transaction;

WHEREAS, all of the independent and disinterested directors of the Board (the “Independent Directors”) have approved the Repurchase Transaction in accordance with Buyer’s policies and procedures for identifying and approving related person transactions; and

WHEREAS, in connection with such approvals, the Chief Financial Officer of Buyer has reported to and delivered to the Independent Directors a written certification that, after giving effect to the Repurchase Transaction: (i) the actual, current value of the assets of Buyer will exceed the total amount of Buyer’s total liabilities by an amount greater than Buyer’s capital, and Buyer will have a surplus as that term is defined in Chapter 21 of the Texas Business Organizations Code; (ii) Buyer will be able to pay its liabilities as they become absolute and mature; (iii) Buyer will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (iv) Buyer will be able to continue as a going concern.

NOW, THEREFORE, in consideration of the representations, warranties, promises and agreements hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

1.    Sale and Transfer of the Shares.

1.1    Shares. On the terms and subject to the provisions set forth in this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, assign, transfer and convey to Buyer, the Shares, free and clear of all liens, security interests and other encumbrances.

1.2    Purchase Price. On the terms and subject to the provisions set forth in this Agreement, Buyer hereby agrees to pay to Seller, in consideration for the sale and transfer of the Shares, $43.56 per Share (the “Purchase Price Per Share”). The aggregate purchase price payable by Buyer for the Shares shall be $65,340,000 (the “Purchase Price”).

1.3    Closing. The closing of the purchase and sale of the Shares (“Closing”) shall be held at the offices of Buyer at 555 IH 35 South, Suite 500, New Braunfels, Texas 78130, promptly and as soon as practicable following the execution of this Agreement (the “Closing Date”).

2.    Closing Deliverables.

2.1    Closing Deliverables by Seller to Buyer. At or prior to the Closing, Seller shall:

(a)    deliver to Buyer wire transfer instructions for the payment of the Purchase Price to be paid by Buyer at Closing;

(b)    deliver to Buyer duly completed and executed copies of Internal Revenue Service Form W-9 for Seller certifying Seller is not subject to backup withholding in connection with the payment by Buyer of the Purchase Price pursuant to this Agreement;

(c)    cause the Shares to be electronically transferred to Buyer’s account at the transfer agent for Buyer and otherwise deliver to Buyer all right, title and interest in and to the Shares, free and clear of all liens, claims, security interests and other encumbrances;

(d)    deliver to Buyer completed stock powers in the form attached hereto as Exhibit A;

(e)    deliver to Buyer an executed release and lien discharge issued by Frost Bank releasing the Shares as pledged security; and

(f)    furnish any other documents reasonably requested by Buyer in order to effect the transactions contemplated hereby.

2.2    Closing Deliverables by Buyer to Seller. At or prior to the Closing, Buyer shall:

(a)    deliver to Seller the Purchase Price by wire transfer of immediately available federal funds to an account or accounts designated by Seller; and

(b)    furnish any other documents reasonably requested by Seller in order to effect the transactions contemplated hereby.

3.    Representations and Warranties of Buyer. Each representation and warranty made by Buyer in this Section 3 shall be true and correct as of Closing as though made as of Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date). Buyer represents and warrants to Seller as follows:

3.1    Authority, No Conflict.

(a)    This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been approved by the Special Committee and the Independent Directors.

(b)    The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by Buyer will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Buyer is a party or by which Buyer may be bound, or to which any of the property or assets of Buyer is subject, or (ii) result in any violation by Buyer of the provisions of (A) the charter or by-laws or other organizational instrument of Buyer, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Buyer or any of its properties.

3.2    Exemption from Liability Under Section 16(b). The terms of the transactions contemplated by this Agreement were approved prior to the execution and delivery of this Agreement in accordance with Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of exempting such transactions from Section 16(b) of the Exchange Act.

3.3    No Material Nonpublic Information. As of the date of this Agreement, Buyer is not aware of any material nonpublic information about Buyer or its securities.

3.4    No Further Representations. Except for the representations and warranties set forth in this Section 3, neither Buyer nor any other person makes any representation or warranty with respect to Buyer or its subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Seller of any documentation, forecasts, projections, estimates, budgets or other information with respect to any one or more of the foregoing. Except for the representations and warranties set forth in this Section 3, Buyer hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Seller (including any opinion, information, projection, or advice that may have been or may be provided to Seller by any manager, officer, direct, employee, agent, consultant, or representative of Buyer).

3.5    Independent Assessment. Buyer has made its own independent assessment of the risks involved in connection with the transactions contemplated by this Agreement. Buyer acknowledges that the only representations and warranties that Seller has made in connection with the transactions contemplated by this Agreement, and the only statements or other information on which such Buyer has relied in connection with the transactions contemplated by this Agreement, are those representations and warranties expressly set forth in Section 4 of this Agreement.

4.    Representations and Warranties of Seller. Each representation and warranty made by Seller in this Section 4 shall be true and correct as of Closing as though made as of Closing (other than any representation or warranty that is expressly made as of a particular date, which shall be true and correct as of such date). Seller represents and warrants to Buyer:

4.1    Authority, No Conflict.

(a)    This Agreement has been duly authorized, executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the full right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)    The execution and delivery of this Agreement, and the consummation and performance of the transaction contemplated hereby, by Seller will not directly or indirectly (with or without notice or lapse of time), (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any of the Shares pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which any of the property or assets of Seller is subject, or (ii) result in any violation by Seller of the provisions of (A) any applicable organizational instrument or trust agreement of Seller, or (B) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Seller or any of its properties.

4.2    Title. Seller is, and as of immediately prior to Closing shall be, the record and beneficial owner and holder of the Shares, free and clear of all liens, security interests, restrictions on transfer, taxes, charges, claims, restrictions, and other encumbrances, whether voluntarily incurred or arising by operation of law, including without limitation any agreement to give any of the foregoing in the future (“Encumbrances”). Except for this Agreement, Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require Seller to sell, transfer, assign or otherwise dispose of, or create any Encumbrance with respect to, the Shares.

4.3    No Material Nonpublic Information. As of the date of this Agreement, Seller is not aware of any material nonpublic information about Buyer or its securities.

4.4    Independent Assessment; Acknowledgement.

(a)    Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the value of the Shares. Seller has made, and is relying on, its own independent examination, investigation, analysis, assessment and evaluation of the risks involved in connection with the transactions contemplated by this Agreement, including that Buyer may possess material nonpublic information regarding Buyer or its securities which has not been disclosed to Seller. Seller, upon such independent investigation, analysis and evaluation, has determined that the price being paid pursuant to this Agreement is fair. Seller acknowledges and understands that the Purchase Price Per Share is less than the trading price of Buyer’s Class B Stock on the NASDAQ as of the Closing Date.

(b)    Seller acknowledges that the only representations and warranties that Buyer has made in connection with the transactions contemplated by this Agreement, and the only statements or other information on which Seller has relied in connection with the transactions contemplated by this Agreement, are those representations and warranties expressly set forth in Section 3 of this Agreement.

5.    Additional Agreements.

5.1    Additional Agreements. The parties shall take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

5.2    Public Announcements. Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, neither party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided, however, that (i) nothing contained herein shall prevent either party from promptly making any filings with any governmental entity or disclosures to any stock exchange, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) for the avoidance of doubt (and without limitation of the foregoing clause (i)), (A) without Seller’s consent, Buyer may (x) file a Current Report on Form 8-K and/or Quarterly Report on Form 10-Q disclosing the execution and delivery of this Agreement and setting forth a description of the terms hereof, (y) publish a press release disclosing the consummation of the transactions contemplated hereby, and (z) file this Agreement as an exhibit to any of its securities law filings and (B) without Buyer’s consent, Seller may file (x) a Form 4 or Schedule 13D (or amendment thereto) disclosing the execution and delivery of this Agreement or any transaction hereunder and setting forth a description of the terms hereof or thereof and (y) this Agreement as an exhibit to any of its securities law filings.

5.3    Certain SEC Filings and Related Matters. With respect to all purchases and sales under this Agreement, each party shall (assuming the accuracy of the other party’s representations and warranties in this Agreement) be solely responsible for its compliance with all federal and state securities laws, including without limitation (a) any reporting requirements under Sections 13 or 16 of the Exchange Act and (b) the short-swing profit recovery provisions under Section 16 of the Exchange Act.

5.4    No Further Obligations under Share Repurchase Program. Other than the Repurchase Transaction, this Agreement shall not be construed as obligating Buyer to repurchase any further shares of Buyer under the Share Repurchase Program or to limit Buyer’s rights to amend, modify or terminate the Share Repurchase Program for any or no reason, in Buyer’s sole and absolute discretion.

6.    Miscellaneous.

6.1    Savings Clause. No provision of this Agreement shall be construed to require either party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

6.2    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

6.3    Survival. The representations and warranties made herein shall survive Closing. Each covenant or other agreement set forth herein that by its terms contemplates performance after Closing shall survive Closing.

6.4    Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto; provided that each party agrees that such party will not seek to amend or modify this Agreement at any time that such party is aware of any material nonpublic information about Buyer or its securities. Any such amendment or modification shall be made in good faith and not as a part of a plan or scheme to evade any applicable securities laws. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.5    Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.

6.6    No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

6.7    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

6.8    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Buyer, to:

Rush Enterprises, Inc.

555 IH 35 South, Suite 500

New Braunfels, Texas 78130

Attention: Michael Goldstone

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

Frost Tower 111 W. Houston Street, Suite 1800

San Antonio, TX 78205

Attention: Daryl L. Lansdale

and

Baker Botts L.L.P.

2001 Ross Avenue, Suite 900

Dallas, Texas 75201

Attention: Neel Lemon

Attention: Grant Everett

If to Seller, to:

Rush Enterprises, Inc.

555 IH 35 South, Suite 500

New Braunfels, Texas 78130

Attention: W.M. “Rusty” Rush

6.9    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas without giving effect to principles of conflicts of law that would result in the application of the laws of a different jurisdiction. Any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be commenced in the federal and state courts located in Comal County, Texas with respect to any matter relating to or arising out of this Agreement (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court located in Texas). Each party: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Texas (and each appellate court related thereto) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in Texas shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Texas, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

6.10    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

6.11    Expenses. Each party to this Agreement will bear its own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

6.12    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

RUSH ENTERPRISES, INC.

By:	/s/ Steven L. Keller
Name:	Steven L. Keller
Title:	Chief Financial Officer and
Treasurer

SELLER:

/s/ W.M. “Rusty” Rush
W.M. “Rusty” Rush